UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2019

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2019, Stephen W. Wilson, 62, Executive Vice President-Development, informed the Company of his intent to retire on or about July 1, 2019.  In his role as EVP-Development, Mr. Wilson has leadership responsibility for all of the Company’s development activities on the West Coast, the Denver, Colorado region, and the Mid-Atlantic region. In connection with his retirement, these responsibilities will begin to transition to William M. McLaughlin, EVP-Development, and Matthew H. Birenbaum, Chief Investment Officer.  Mr. Wilson has been with the Company for over 20 years and, upon execution of a retirement agreement (which is expected), he will qualify for the following benefits by reason of a departure due to retirement:

a.              Mr. Wilson’s unvested equity awards will vest upon retirement (100% in the case of unvested restricted stock, pro rata for the portion of the three-year performance cycle worked in the case of performance awards that he has held for one year or more at the time of retirement), and

b.              Mr. Wilson will be paid a pro rata bonus for the portion of 2019 worked.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

February 1, 2019
	By:	/s/ Kevin P. O’Shea
	Name:	Kevin P. O’Shea
	Title:	Chief Financial Officer